UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: October 31, 2007
(Date of earliest event reported)
TEMPLE-INLAND INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-08634	75-1903917
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1300 MoPac Expressway South, Austin, Texas 78746
(Address of Principal Executive Offices, including Zip code)
(512) 434-5800
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Witten communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
Press Release
Unaudited Pro Forma Consolidated Balance Sheet

Item 2.01. Completion of Acquisition or Disposition of Assets.
     On October 31, 2007, the Company completed its previously announced sale of 1.55 million acres of timberland for $2.38 billion to an investment entity affiliated with The Campbell Group, LLC. On October 31, 2007, the Company issued a press release announcing the completion of this sale. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
     The total consideration consisted almost entirely of notes due in 2027. In early December, the Company expects to pledge these notes as collateral for a non-recourse loan. Loan proceeds, after paying current taxes and transaction costs related to the timberland sale, are anticipated to be approximately $1.8 billion. The Company expects to use the majority of these proceeds to pay a special dividend, which is currently estimated to be approximately $1.1 billion, or $10.25 per share, to its common stockholders. The remaining approximately $700 million of the cash proceeds will be used to reduce debt.
     The transaction includes a 20-year fiber supply agreement for pulpwood and a 12-year fiber supply agreement for sawtimber, the terms of which are both subject to extension. Fiber will be purchased at market prices. The agreements further require that the timberlands will continue to be managed and third-party certified under the requirements of the Sustainable Forestry Initiative® Standard. In addition, The Campbell Group has agreed to continue Temple-Inland’s high conservation standards and focus on environmental stewardship.
     This report contains “forward-looking statements” within the meaning of the federal securities laws. These statements reflect management’s current views with respect to future events and are subject to risk and uncertainties. We note that a variety of factors and uncertainties could cause our actual results to differ significantly from the results discussed in the forward-looking statements. Factors and uncertainties that might cause such differences include, but are not limited to: general economic, market, or business conditions; the opportunities (or lack thereof) that may be presented to us and that we may pursue; fluctuations in costs and expenses including the costs of raw materials, purchased energy, and freight; demand for new housing; accuracy of accounting assumptions related to pension and postretirement costs, impaired assets, and the allowance for credit losses; competitive actions by other companies; changes in laws or regulations and actions or restrictions of regulatory agencies; our ability to execute certain strategic and business improvement initiatives, including the Transformation Plan; closing the transactions described in this report; and other factors, many of which are beyond our control. Except as required by law, the Company does not undertake to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made.
Item 9.01. Financial Statements and Exhibits.
(b)  Pro Forma Financial Information.
     The unaudited pro forma consolidated balance sheet as of June 30, 2007, and unaudited pro forma consolidated statements of income for first six months 2007 and the year 2006 are

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included as Exhibit 99.2 to this Current Report on Form 8-K and are incorporated herein by reference.
(d) Exhibits.

99.1	Press release issued by the Company on October 31, 2007, announcing the closing of the sale of its strategic timberland.

99.2	Unaudited pro forma consolidated balance sheet as of June 30, 2007, and unaudited pro forma consolidated statements of income for first six months 2007 and the year 2006.
SIGNATURE
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEMPLE-INLAND INC.

Date: November 5, 2007	By:		/s/ Doyle R. Simons

		Name:	Doyle R. Simons
		Title:	Executive Vice President

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EXHIBIT INDEX

Exhibit	Description	Page
99.1	Press release issued by the Company on October 31, 2007, announcing the closing of the sale of its strategic timberland.	5

99.2	Unaudited pro forma consolidated balance sheet as of June 30, 2007, and unaudited pro forma consolidated statements of income for first six months 2007 and the year 2006.	7

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